UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2013

(Date of report; date of

earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 1, 2013, Ally Financial Inc. (“Ally”) closed its previously announced sale of the Canadian automotive finance operations, Ally Credit Canada Limited, and ResMor Trust (“Ally Canada”) to Royal Bank of Canada. Ally received approximately $3.7 billion in proceeds upon closing, which is subject to customary post-closing adjustments, and $400 million of dividends paid following the announcement of the transaction but prior to close. The proceeds were calculated based on an estimate of the net asset value as of the closing date.

In connection with the disposition of Ally Canada, Ally is filing herewith certain pro forma financial information, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information:

Unaudited Pro Forma Condensed Consolidated Financial Information is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

(d) Exhibits:

The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description of Exhibits
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC
(Registrant)

Dated:	February 5, 2013	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information